POWER OF ATTORNEY



The undersigned, being a person required to file a statement under section 16(a) of the Securities
Act of 1934 (the "1934 Act") and/or Section 30(h) of the Investment Company Act of 1940 (the "1940
Act") with respect to The High Yield Plus Fund,
Inc.,-a Maryland corporation, does hereby appoint
Deborah A. Docs, Jonathan D. Shain, and William V.
Healey and each of them, as his attorney-in-fact to execute and deliver statements on Form 3, Form
4, and Form 5 as required by the 1934 Act and 1940
Act to take such other actions as such attorney-in
-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 17th day of August, 2005.


/s/ Linda W. Bynoe		/s/ David E. A. Carson
Linda W. Bynoe			David E. A. Carson


/s/ Robert F. Gunia		/s/ Robert E. La Blanc
Robert F. Gunia			Robert E. La Blanc


/s/ Douglas H. McCorkindale	/s/ Richard A. Redeker
Douglas H. McCorkindale		Richard A. Redeker


/s/ Judy A. Rice		/s/ Robin B. Smith
Judy A. Rice			Robin B. Smith


/s/ Stephen G. Stoneburn	/s/ Clay T. Whitehead
Stephen G. Stoneburn		Clay T. Whitehead